Exhibit 99.1

BurgerFi Names QSR-Industry Veteran Jim Esposito as Chief Operating Officer

BurgerFi Appoints Former Burger King, Panera Bread, Papa Gino’s Executive to lead company’s operations

PALM BEACH, FL – February 22, 2021 – BurgerFi International Inc. (Nasdaq: BFI, BFIIW), one of the nation’s fastest-growing premium fast-casual concepts and QSR’s 2020 Breakout Brand of the Year known for its better burgers, has hired QSR-industry veteran Jim Esposito to be Chief Operating Officer. Esposito is recognized as an influential leader in the restaurant industry with over 20 years of experience and a successful track record of delivering best-in-class results for public and private growth companies. He is an exceptional operational executive that has led teams of over 7,500 employees with a business-centric and strategic vision. Esposito’s QSR experience includes positions at Burger King Corporation, a Restaurant Brands International Inc. (NYSE: QSR) subsidiary, Panera Bread Company and Papa Gino’s Inc.

“Jim Esposito built his career around successfully managing people and processes for high-quality organizations in very competitive and fast-paced environments, and has achieved tremendous success,” said Ophir Sternberg, Executive Chairman of BurgerFi. “Esposito’s industry experience and positive track record with food-centric and publicly traded companies made him an exceptional candidate as COO.”

Most recently as Senior Vice President of Operations for Planet Fitness (NYSE: PLNT) Esposito grew market share and revenue streams by ensuring the effective management of 105 company-owned locations globally. He drove revenue up by 15.2% to $159.7 million and EBITDA up by 15.7% to $65.6 million in 2019. In his role he coached, trained, and mentored a team of 1,400 employees through leading and influencing, improving employee satisfaction, and dramatically reducing turnover. He spearheaded leadership of global operations; transformed $60 million dollars in annual real estate development, optimized $150 million dollars in revenue and ignited $80 million dollars in bottom-line profits.

“Jim Esposito has a strong record of delivering rapid business results while positioning franchised and corporate-owned businesses to greater levels of profitability and operational efficiencies,” said Julio Ramirez, CEO of BurgerFi. “He is a dynamic change agent able to lead and manage change using innovative, out-of-the-box approaches and I am honored to have him as part of the BurgerFi family.”

Prior to joining Planet Fitness, Esposito worked for Panera Bread, where he collaborated with a cross-functional team to drive business results, improve drive-thru process efficiencies and introduce Panera 2.0, an integrated experience that meets the differentiated needs of to-go, dine-in, and large order delivery customers through new mechanisms for ordering, payment processing, and consumer consumption.

“BurgerFi is leading the way in the ‘better burger’ segment. I am committed to building upon BurgerFi’s dedicated employee base, great operations, and superior products to consistently deliver the best burger and overall exceptional guest experience at every franchise and company-owned restaurant, which will further fuel the 30% projected growth for 2021,” said Jim Esposito, newly appointed COO of BurgerFi. “This is a brand that is built on quality at every touch point – the people, the food, the restaurants, and the best-in-class omnichannel technology platforms. I am looking forward to working with the leadership team to continue BurgerFi’s acceleration as a public company.”

Previously, Esposito held the position of Chief Operating Officer at Papa Gino’s which included two brands, Papa Gino’s Pizzeria and D’Angelo Grilled Sandwiches, where he was directly responsible for creating an environment that delivered exceptional operations, sales growth, and increased profitability for 336 restaurants and over 25 licensees which resulted in annual sales of $250 million.

Esposito spent over a decade at Burger King Corporation, where he held a number of key operations positions such as running the Atlanta and Boston company markets and directing strategic and tactical leadership for field operations. In his last role as Senior Director of Global Restaurant Systems and Development, he provided restaurant technology support to over 1,400 restaurants in 10 countries around the world.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 125 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, placed in the top 10 on Fast Casual’s Top 100 Movers & Shakers list in 2020, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019, included in Inc. Magazine’s Fastest Growing Private Companies List, and ranked on Entrepreneur’s 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including BurgerFi’s estimates of its future business outlook, prospects or financial results. Statements regarding BurgerFi’s objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that BurgerFi’s actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic. Among the important factors that could cause such actual results to differ materially are (i) the impact of any economic recessions in the U.S. and other parts of the world, (ii) fluctuations in the global economy, (iii) BurgerFi’s ability of maintaining its margins, (iv) changes in applicable accounting principles or interpretations of such principles, (v) delays in BurgerFi’s ability to develop new products and services and market acceptance of new products and services, (vi) rapid technological change, (vii) BurgerFi’s ability to attract and retain key management personnel, (viii) the existence of substantial competition, and (ix) other risk factors listed from time to time in BurgerFi’s registration statements and reports as filed with the Securities and Exchange Commission.

All forward-looking statements included in this press release are made as of the date hereof, and BurgerFi undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

BFI@GatewayIR.com

Company Contacts:

BurgerFi International Inc.

Ashley Spitz, ashley@burgerfi.com

Crystal Rosatti, crystal@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr